Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2021, except as to the ninth paragraph of Note 16, as to which the date is July 2, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-257223) and related Prospectus of Blend Labs, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Francisco, California

July 6, 2021